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                                                                      Exhibit 11

                             Texfi Industries, Inc.


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


                        Computation of Earnings Per Share

                                                                     Fiscal Year
                                                   -------------------------------------------
                                                         1997           1996            1995
                                                         ----           ----            ----
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period ...............      8,735,491      8,650,690       8,652,621
  Stock options exercised ......................         17,872         84,801           3,068
  Stock canceled under restricted
   stock plan ..................................           --             --            (5,000)
  Stock issued to Directors ....................        105,735           --              --
                                                      ---------      ---------       ---------
          Balance at end of period .............      8,859,098      8,735,491       8,650,690
                                                      =========      =========       =========

PRIMARY:
Net income (loss) (see Note 1) .................   $    149,000   $(17,579,000)   $(16,914,000)
                                                      =========      =========       =========

  Weighted average number of shares outstanding:
   Stock outstanding for the period
    based on a daily weighted average ..........      8,806,685      8,696,177       8,651,668
   Stock equivalents - outstanding
    stock options computed on the treasury
    stock method using average market
    price ......................................        102,687           --              --
                                                      ---------      ---------       ---------
  Weighted average number of shares
    outstanding ................................      8,909,372      8,696,177       8,651,668
                                                      =========      =========       =========

  Per share amounts:
   Net income (loss) ...........................   $        .02   $      (2.02)   $      (1.96)
                                                      =========      =========       =========

FULLY DILUTED:
  Net income (loss) (see Note 1) ...............   $    149,000   $(17,579,000)   $(16,914,000)
  Add interest on convertible debentures,
   net of income tax effect ....................        367,000        417,000         425,000
                                                      ---------      ---------       ---------
  Net income (loss) ............................   $    516,000   $(17,162,000)   $(16,489,000)
                                                      =========      =========       =========

Weighted avg. number of shares outstanding:
  Stock outstanding for the period
   based on a daily weighted average ...........      8,806,685      8,696,177       8,651,668
  stock equivalents - outstanding
   stock options computed on the treasury
   stock method by using end-of-period
   market prices in lieu of average market
   prices ......................................        110,161           --              --
  Increase in common shares assuming
   conversion of the 11-1/4% Convertible
   Senior Subordinated Debentures ..............        484,961        528,647         528,647
                                                      ---------      ---------       ---------
Weighted average number of shares
 outstanding ...................................      9,401,807      9,224,824       9,180,315
                                                      =========      =========       =========

Per share amounts:
  Excluding Convertible Debenture Shares:
   Net income (loss) ...........................   $        .02   $      (2.02)   $      (1.96)
                                                      =========      =========       =========

  Including Convertible Debenture Shares:
   Net income (loss) ...........................   $        .05   $      (1.86)   $      (1.80)
                                                      =========      =========       =========


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NOTE 1: Refer to Notes to the Consolidated Financial Statements appearing in
Registrant's 1997 Annual Report to Stockholders included as item 8 of this document.

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